                                   EXHIBIT 21

                            PARENT AND SUBSIDIARIES
               NATIONAL COMMERCE BANCORPORATION AND SUBSIDIARIES
               -------------------------------------------------


The following table shows the subsidiaries of NCBC, their jurisdiction of organization, and the percentage of voting securities owned by each subsidiary's parent as of December 31, 1997.

                                                                                   %
                                                                               of Voting
                                         Jurisdiction                          Securities
                                              of                                Owned by
Name of Subsidiary                       Organization           Parent          Parent
------------------                       ------------           ------          ------
---------------------------------------------------------------------------------------------
National Bank of Commerce                United States          NCBC               100.00%

Commerce General Corporation             Tennessee              NBC                100.00

NBC Capital Markets Group, Inc.          Tennessee              NBC                100.00

Nashville Bank of Commerce               Tennessee              NCBC               100.00

NBC Bank, FSB (Knoxville)                United States          NCBC               100.00

Commerce Capital Management, Inc.        Tennessee              NCBC               100.00

Monroe Properties, Inc.                  Tennessee              NCBC               100.00

Commerce Corporate Advisors, Inc.        Tennessee              Nashville          100.00

National Commerce Bank Services, Inc.    Tennessee              Nashville          100.00

Commerce Finance Company                 Tennessee              NCBC               100.00

Commerce Acquisition Corp.               Tennessee              NCBC               100.00

NBC Bank, FSB (Belzoni)                  United States          CAC                100.00

Brooks, Montague & Associates, Inc.      Tennessee              NCBC               100.00

TransPlatinum Service Corp.              Tennessee              NCBC               100.00

Kenesaw Leasing, Inc.                    Tennessee              Knoxville          100.00

All of the above subsidiaries are included in the consolidated financial statements contained in the report.